                                                                     EXHIBIT 4.6


                         LIQUIDATED DAMAGES AGREEMENT

          THIS LIQUIDATED DAMAGES AGREEMENT (the "Agreement") is made and
                                                  ---------
entered into as of October 28, 1997, among FOX KIDS NETWORK, INC., a Delaware corporation (the "Company") and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE,
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FENNER & SMITH INCORPORATED, CITICORP SECURITIES, INC., BEAR, STEARNS & CO.
INC., DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION and MORGAN STANLEY & CO. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers").
              -----------------                          ------------------

          WHEREAS, as an inducement to the Initial Purchasers to enter into the Purchase Agreement, dated October 22, 1997 (the "Purchase Agreement"), among the
                                                 ------------------
Company and the Initial Purchasers (providing for, among other things, the sale by the Company to the Initial Purchasers of $618,670,000 of the Company's 10 1\4% Senior Discount Notes due 2007 (the "Senior Discount Notes")), and
                                          ---------------------
as a condition to the several obligations of the Initial Purchasers thereunder, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees certain registration and related rights pursuant to and in accordance with the terms of the Registration Rights Agreement, of even date herewith (the "Registration Rights Agreement") among the Company and the Initial
               -----------------------------
Purchasers;

          WHEREAS, notwithstanding the fact that the Company has consummated or will consummate an Exchange Offer, pursuant to Section 2(a) of the Registration Rights Agreement, the Initial Purchasers may, under certain circumstances, require the Company to file a Shelf Registration Statement for the resale of the Private Exchange Securities held by them;

          WHEREAS, the Registration Rights Agreement contains certain provisions concerning the time within which the Company must file the Shelf Registration Statement and the period for which such Shelf Registration Statement must remain effective and usable for resales; and

          WHEREAS, the Company and the Initial Purchasers have agreed to provide for the payment of liquidated damages by the Company directly to the Initial Purchasers in the event that the Company fails to comply with such contractual provisions with respect to the filing of a Shelf Registration Statement for the Private Exchange Securities, as more fully set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  Capitalized terms used herein (including in the
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foregoing recitals) but not defined shall have the meanings given to such terms in the Registration Rights Agreement, except that (a) the term "Shelf
                                                                -----
Registration Statement" shall refer only to a Shelf Registration Statement filed
----------------------
by the Company pursuant to Section 2(b) of the Registration Rights Agreement, and (b) the term "Registrable Securities" shall refer only to those Private
                  ----------------------
Exchange Securities which are Registrable Securities held at such time by an Initial Purchaser.

          2.   Payment of Liquidated Damages.  (a) If: (i) the Shelf
               -----------------------------
Registration Statement is not filed with the SEC on or prior to the 30th day after such obligation arises pursuant to Section 2(b) of the Registration Rights Agreement; or (ii) the Shelf Registration Statement is not declared effective by the SEC on or prior to the later of the 60th day after the date such Shelf Registration Statement was required to be filed pursuant to the terms of the Registration Rights Agreement and the 180th day after the Issue Date; or (iii) the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases at any time to be effective and available to an Initial Purchaser for use in connection with the resale of Registrable Securities held by that Initial Purchaser (whether or not that cessation is a result of an event contemplated by Section 3(e) of the Registration Rights Agreement), and such cessation continues for more than either (A) 30 consecutive days, or (B) an aggregate of 90 days (whether or not consecutive), in the case of (A) or (B), during the 210-day period (and any extensions of such period pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) immediately following the date on which the Shelf Registration Statement is first declared effective (other than after such time as all Registrable Securities have been disposed of thereunder or otherwise cease to be Registrable Securities pursuant to the terms of the Registration Rights Agreement), then in each case the Company shall pay liquidated damages to each Initial Purchaser, at a rate of 0.25% per annum in respect of the Accreted Value of the Senior Discount Notes which constitute Registerable Securities (as defined herein) held by that Initial Purchaser, in respect of the period: (x) in the case of clause (i) above, commencing on the 46th day after such request for the filing of a Shelf Registration Statement is made by the

Initial Purchaser and terminating upon the filing of the Shelf Registration Statement; (y) in the case of clause (ii) above, commencing on the later of the 60th day after the date the Shelf Registration Statement was required to be filed and the 80th day after the Issue Date and terminating upon the effectiveness of the Shelf Registration Statement; or (z) in the case of clause
(iii) above, commencing on either (A) the 31st consecutive day, or (B) the 91st day, after the day the Shelf Registration Statement ceases to be effective or available for use and terminating on the day that the Shelf Registration Statement again becomes effective and available for use.

          (b) Any amounts of liquidated damages payable by the Company pursuant to this Section 2 shall be paid in cash directly to each Initial Purchaser on the next succeeding February 15 and August 15, as the case may be, following the period in respect of which such Liquidated Damages have become due and payable hereunder.

          3.   General.
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          (a)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (b)  Amendments.  This Agreement may be amended by the parties hereto
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by a written instrument duly executed on behalf of each of the parties hereto.

          (c)  Entire Agreement.  This Agreement and the Registration Rights
               ----------------
Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (d)  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE
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IN THE STATE OF NEW YORK.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT,
AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION

AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH ISSUER, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (e)  Notices.  All notices and other communications hereunder shall be
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in writing and shall be deemed given if delivered to the parties at the addresses set forth in, and in a manner contemplated by, the Registration Rights Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              FOX KIDS WORLDWIDE, INC.

                              By:   /s/ Mel Woods
                                   ________________________________
                                   Name: Mel Woods
                                   Title: President



                              MERRILL LYNCH, PIERCE, FENNER &
                                SMITH INCORPORATED
                              CITICORP SECURITIES, INC.
                              BEAR, STEARNS & CO. INC.
                              DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION
                              MORGAN STANLEY & CO.
                              By:  MERRILL LYNCH, PIERCE,
                                      FENNER & SMITH
                                      INCORPORATED


                              By:     /s/ D. Weil
                                   ______________________________
                                   Authorized Signatory